Exhibit 4.1

LLOYDS BANKING GROUP PLC

as Issuer

TO

THE BANK OF NEW YORK MELLON
ACTING THROUGH ITS LONDON BRANCH

as Trustee

CAPITAL SECURITIES INDENTURE

LLOYDS BANKING GROUP plc

Reconciliation and tie between Trust Indenture Act of 1939, as amended, and Capital Securities Indenture, dated as of March 6, 2014.

Trust Indenture Act Section		Capital Securities Indenture Section
§310	(a)(1)	6.10
	(a)(2)	6.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(b)	6.09, 6.11
	(c)	Not Applicable
§311	(a)	6.14
	(b)	6.14
	(b)(2)	7.03(a), 7.03(b)
	(c)	Not Applicable
§312	(a)	7.01, 7.02(a)
	(b)	7.02(b)
	(c)	7.02(c)
§313	(a)	7.03(a)
	(b)	7.03(a)
	(c)	1.06, 7.03(a)
	(d)	7.03(b)
§ 314	(a)	7.04, 10.06
	(b)	Not Applicable
	(c)(1)	1.02
	(c)(2)	1.02
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	1.02
	(f)	Not Applicable
§315	(a)	6.01
	(b)	6.02, 7.03(a)
	(c)	6.01
	(d)	6.01
	(d)(1)	6.01
	(d)(2)	6.01
	(d)(3)	6.01
	(e)	5.14
§316	(a)(1)(A)	5.02, 5.12
	(a)(l)(B)	5.13
	(a)(2)	Not Applicable
	(a)(last sentence)	1.01
	(b)	5.08
§317	(a)(1)	5.03

Trust Indenture Act Section	Capital Securities Indenture Section
	(a)(2)	5.04
	(b)	10.03
§318	(a)	1.07

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Capital Securities Indenture.

TABLE OF CONTENTS

Page

ARTICLE 1
Definitions and Other Provisions of General Application

ARTICLE 2
Capital Security Forms

Section 2.01 . Forms Generally	18
Section 2.02 . Form of Trustee’s Certificate of Authentication	18

ARTICLE 3
The Capital Securities

i

ARTICLE 4
Satisfaction and Discharge

Section 4.01 . Satisfaction and Discharge of Capital Securities Indenture	31
Section 4.02 . Application of Trust Money	33
Section 4.03 . Repayment to Company	33
Section 4.04 . Relevant Regulator Consent	33

ARTICLE 5
Remedies

ARTICLE 6
The Trustee

Section 6.14 . Preferential Collection of Claims	48
Section 6.15 . Appointment of Authenticating Agent	49
Section 6.16 . Appointment of Co-Trustee	50

ARTICLE 7
Holders Lists and Reports by Trustee and Company

Section 7.01 . Company to Furnish Trustee Names and Addresses of Holders	51
Section 7.02 . Preservation of Information; Communication to Holders	52
Section 7.03 . Reports by Trustee	52
Section 7.04 . Reports by Company	53

ARTICLE 8
Consolidation, Merger, Conveyance or Transfer

Section 8.01 . Company May Consolidate, etc., Only on Certain Terms	54
Section 8.02 . Successor Corporation Substituted	55
Section 8.03 . Assumption of Obligations	55
Section 8.04 . Notification of Assumption Or Substitution To The Relevant Regulator	56

ARTICLE 9
Supplemental Indentures

ARTICLE 10
Covenants

ARTICLE 11
Redemption Of Capital Securities

ARTICLE 12
Subordination of Capital Securities

ARTICLE 13
Optional Exchange of Capital Securities

CAPITAL SECURITIES INDENTURE, dated as of March 6, 2014, between LLOYDS BANKING GROUP plc, a company incorporated in Scotland with registered number 095000 (the “Company”), and THE BANK OF NEW YORK MELLON acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Capital Securities Indenture to provide for the issuance from time to time of its Capital Securities (the “Capital Securities”), to be issued in one or more series, represented by one or more Global Securities without coupons for payments attached, or represented by definitive Capital Securities without coupons for payments attached, the amount and terms of each such series to be determined as hereinafter provided.

All things necessary to make this Capital Securities Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS CAPITAL SECURITIES INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Capital Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Capital Securities, as follows:

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01  Definitions.  For all purposes of this Capital Securities Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with the International Financial Reporting Standards;

(4)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Capital Securities Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5)           any reference to an “Article” or a “Section” refers to an Article or Section of this Capital Securities Indenture.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Amounts” shall have the meaning set forth in Section 10.04, of this Agreement.

“Additional Capital Securities” has the meaning set forth in Section 3.12.

“ADR Custodians” means, collectively, the custodians under each of the Ordinary Share ADR Deposit Agreement and the Preference Share ADR Deposit Agreement.

“ADR Deposit Agreements” means, collectively, the Ordinary Share ADR Deposit Agreement and the Preference Share ADR Deposit Agreement.

“ADR Depositaries” means, collectively, the depositaries under each of the Ordinary Share ADR Deposit Agreement and the Preference Share ADR Deposit Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled “ have meanings correlative to the foregoing.

“Agent Member” means a member of, or participant in, any Depositary.

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time

(whether or not such requirements, guidelines or policies are applied generally or specifically to the Company or to the Company and our subsidiaries).

“Auditors” means the Auditors from time to time of the Company or if there shall be joint Auditors of the Company any one or more of such joint Auditors.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Capital Securities.

“Authorized Signatory” means any individual authorized or designated by the Board of Directors through a power of attorney or otherwise for the purpose of executing this Capital Securities Indenture and any other certificates, forms, notes and ancillary documents in connection therewith. The current Authorized Signatories are those individuals set forth in the power of attorney executed as a deed on March 4, 2014, as set forth in Annex A.

 “Authorized Newspaper” means a newspaper in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in the place in connection with which the term is used, which, in the United Kingdom, will be the Financial Times of London, if practicable, and which, in the United States, will be the Wall Street Journal, if practicable, and which, in Luxembourg, will be the Luxemburger Wort, if practicable and for so long as and only with respect to any Capital Securities listed on the Luxembourg Stock Exchange, and if it shall be impracticable in the opinion of the Trustee to make any publication of any notice required hereby in any such newspaper, shall mean any publication or other notice in lieu thereof which is made or given with the approval of the Company which may include through the members of DTC, Euroclear and Clearstream Banking.

“Board of Directors” means either the board of directors, or any committee of such board duly authorized to act with respect hereto, of the Company, which board of directors or committee may, to the extent permitted by applicable law, delegate its authority.

“Board Resolution” means a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means, with respect to any Place of Payment, except as may otherwise be established by or pursuant to a Board Resolution, or in one or more indenture supplement hereto, in respect of any particular series in accordance with Section 2.01 and Section 3.01, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

“Calculation Agent” means the Person, if any, authorized by the Company to calculate the interest rate or other amounts from time to time in relation to any series of Capital Securities.

“Capital Securities”, has the meaning set forth in the recitals of the Company herein and more particularly means any series of Capital Securities issued, authenticated and delivered under this Capital Securities Indenture.

“Capital Securities Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms and forms of particular series of Capital Securities established pursuant to Section 3.01.

“Capital Security” means one of the Capital Securities.

“Capital Security Register” and “Capital Security Registrar” have the respective meanings specified in Section 3.05.

“Clearstream Luxembourg” means, Clearstream Banking, société anonyme, or its nominee or its or their successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Capital Securities Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Capital Securities Indenture, and thereafter “Company” shall mean such successor corporation.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Authorized Signatory of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business in London, England shall be principally administered, which office as of the date of this instrument is located at One Canada Square, London E14 5AL (Attention: Corporate Trust Administration, Facsimile: +44 20 7964 2536).

The term “corporation” includes corporations, associations, companies, partnerships and business trusts.

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013.

“Depositary” means, with respect to any series of Capital Securities, a clearing agency that is designated to act as depositary for the Global  Securities evidencing all or part of such Capital Securities as contemplated by Section 3.01. The Company initially appoints DTC to act as Depositary with respect to the Capital Securities.

“Dollar” or “$” or any similar reference means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company or its nominee or its or their successor.

“euro” or “€” means the single currency of the participating member states in the Third Stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time). “participating member states” means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in the European  economic and monetary union legislation.

“Euroclear” means, the Euroclear Bank S.A./N.V., as operator of the Euroclear system, or its nominee, or its or their successor.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Date”, when used with respect to any applicable series of Capital Securities, has the meaning specified in Section 13.03.

“Exchange Securities” means securities issued by the Company provided that such securities shall contain terms which comply with the then current requirements of the PRA in relation to capital adequacy requirements.

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts.

“Foreign Government Securities” means with respect to Capital Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Global Security” means a global certificate evidencing all or part of a series of Capital Securities, authenticated and delivered to or on behalf of the Holder and registered in the name of the Holder or its nominee.

“Group” means the Company together with its Subsidiaries and associated undertakings;

“Holder” means a Person in whose name a Capital Security in global or definitive form is registered in the Capital Security Register.

“Interest Payment Date”, when used with respect to any Capital Security, means the Stated Maturity, if any, of any instalment of interest on such Capital Security.

“Liquidator” has the meaning specified in Section 12.06.

“Maturity”, when used with respect to any Capital Security, means the date, if any, on which the principal of such Capital Security becomes due and payable as therein or herein provided, whether by call for redemption, winding-up of the Company or otherwise.

“Officer’s Certificate” means a certificate delivered to the Trustee and signed by any Authorized Signatory.

“Opinion of Counsel” means a written opinion of counsel, who may be an internal counsel employed by the Company or legal advisors for the Company, or otherwise, and who shall be acceptable to the Trustee.

 “Ordinary Share ADR Deposit Agreement” means the Amended and Restated Deposit Agreement, dated as of January 20, 2010, and as may be further amended from time to time, between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of Ordinary Share American Depositary Receipts issued thereunder.

“Ordinary Shares” means the ordinary shares of the Company, nominal value of £0.10 each, for which, if applicable to a particular series of Capital Securities, the Company may exchange any series of Capital Securities.

“Original Issue Discount Security” means any Capital Security which provides for an amount less than the principal amount to be due and payable upon a declaration of the Maturity thereof pursuant to Section 5.02.

“Outstanding”, when used with respect to Capital Securities or any series of Capital Securities means (except as otherwise specified pursuant to Section 3.01), as of the date of determination, all Capital Securities or all Capital Securities of such series, as the case may be, theretofore authenticated and delivered under this Capital Securities Indenture, except:

(i)           Capital Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)           Capital Securities, or portions thereof, for whose payment or redemption money, U.S. Government Obligations or Foreign Government Securities in the necessary amount have been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Capital Securities; provided, that, if such Capital Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Capital Securities Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)           Capital Securities which have been paid pursuant to Section 11.06 or in exchange for or in lieu of which other Capital Securities or Preference Shares or Ordinary Shares have been authenticated and delivered pursuant to this Capital Securities Indenture, other than any such Capital Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Capital Securities are held by a bona fide purchaser in whose hands such Capital Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Capital Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of a Capital Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Capital Security, of the principal amount of such Capital Security; and (ii) Capital Securities beneficially owned by the Company or any other obligor upon the Capital Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which a Responsible Officer of the Trustee has received an Officer’s Certificate stating that such Capital Securities are so beneficially owned shall be so disregarded; provided, further, however, that Capital Securities so beneficially owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Capital Securities and that the pledgee is not the Company or any other obligor upon the Capital Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (which may include the Company) authorized by the Company to pay the principal of (and premium, if any) or interest, if any on any Capital Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

“Place of Payment”, when used with respect to the Capital Securities of any series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Capital Securities of that series are payable as specified pursuant to Section 3.01 or, if not so specified, as specified in Section 10.02.

“PRA” means the Prudential Regulatory Authority of the United Kingdom (which is one of the successors of the Financial Services Authority as of April 1, 2013) or such other governmental authority in the United Kingdom (or if the Company becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having supervisory authority with respect to the prudential regulation of the Company’s business.

“Predecessor Security” of any particular Capital Security means every previous Capital Security evidencing all or a portion of the same debt as that evidenced by such particular Capital Security; and, for the purposes of this definition, any Capital Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Capital Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Capital Security.

 “Preference Share ADR Deposit Agreement” means the Deposit Agreement, dated as of June 15, 2007, and as may be further amended from time to time, between the Company and The Bank of New York Mellon (previously named The Bank of New York) and all owners and beneficial owners from time to time of Preference Share American Depositary Receipts issued thereunder.

“Preference Shares” means a designated series of non-cumulative preference shares, nominal value of $0.25 each, of the Company for which, if applicable to a particular series of Capital Securities, the Company may exchange any series of Capital Securities.

“Qualifying Administration” means that an administrator has been appointed to the Company and notice has been given that it intends to declare and distribute a dividend.

“Redemption Date”, when used with respect to any Capital Security to be redeemed, means the date fixed for such redemption as specified in accordance with Section 3.01.

“Redemption Price”, when used with respect to any Capital Security to be redeemed, means the price at which it is to be redeemed as specified in accordance with Section 3.01.

“Relevant Date” in respect of any payment on any Capital Security, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Capital Securities, (if earlier) the date seven days after that on which notice is duly given to the Holder that, upon further presentation of the Capital Security (or the Global Security) being made in accordance with the terms of the Capital Securities, such payment will be made, provided that payment is in fact made upon such presentation;

 “Regular Record Date” for the interest payable on any Interest Payment Date on Capital Securities of any series means, unless otherwise specified in accordance with Section 3.01, the date which is 15 calendar days prior to the applicable payment date. If such 15th day is not a Business Day, the record date for determination will be the next succeeding Business Day.

“Relevant Regulator” means the PRA or the then relevant regulatory body with primary responsibility for the prudential supervision of the Company and the Group.

“Relevant Regulator Consent” means any necessary permission, following the giving of due notice, from the Relevant Regulator in respect of redemption, payment, repayment, purchase, modification or substitution, as the case may be.

“Responsible Officer”, when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration unit (or any successor unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Capital Securities Indenture and, for the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Senior Creditors” means (i) all claims of unsubordinated creditors of the Company admitted in the winding-up, (ii) all claims of creditors of the Company in respect of liabilities of the Company that are, or are expressed to be, subordinated (whether only in the event of the winding-up of the Company or otherwise) to the claims of unsubordinated creditors of the Company but not further or otherwise, (iii) all other claims except those which rank, or are expressed to rank, equally with or junior to the claims of Holders of any series of Capital Securities and/or (iv) any other Senior Creditors provided with respect to Capital Securities of such series pursuant to Section 3.01.

“Stated Maturity”, when used with respect to any Capital Security or any instalment of principal thereof or interest thereon, means the date, if any, specified in, or determined in accordance with the terms of, such Capital Security as the fixed date on which the principal or interest (as the case may be) of such Capital Security is due and payable.

“Subsidiary” means a subsidiary or a subsidiary undertaking as such terms are defined in Sections 1159 and 1162 of the Companies Act 2006 of Great Britain as in force at the date as of which this instrument was executed.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Capital Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Capital Securities of any series shall mean the Trustee with respect to the Capital Securities of such series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in effect at the date as of which this instrument was executed, except as provided in Section 9.05.

 “United Kingdom” or “U.K.” means the United Kingdom of Great Britain and Northern Ireland.

“United States” and “U.S.” mean the United States of America and, except in the case of Sections 6.10 and 6.14, its territories and possessions.

“U.S. Government Obligations” means non-callable (i) direct obligations of the United States for which its full faith and credit are pledged and/or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), which may include the Trustee, as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

Section 1.02.  Compliance Certificates and Opinions.  Except as otherwise expressly provided by this Capital Securities Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Capital Securities Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Capital Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of the legal advisor rendering such opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Capital Securities Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Capital Securities Indenture (other than Section 10.06) shall include:

(a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an  opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, legal advisors, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representations by, legal advisors may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such legal advisors know, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to such matters is erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Capital Securities Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders.  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Capital Securities Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Capital Securities Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Capital Securities shall be proved by the Capital Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Capital Security shall bind every future Holder of the same Capital Security and the Holder of every Capital Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Capital Security or such other Capital Security.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution or an Officer’s Certificate, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Capital Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Capital Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Capital Securities Indenture not later than six months after the record date.

Section 1.05.  Notices, Etc. to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Capital Securities Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed (i) in writing (which may be via facsimile) to the Trustee at its Corporate Trust Office, and the Trustee agrees to accept and act upon facsimile transmission of written instructions pursuant to this Capital Securities Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions, or (ii) whilst any of the Capital Securities are held in global form, through the Depositary in such manner as the Depositary may approve for this purpose; or

(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, in the case of the Company, first-class postage prepaid, addressed to it at the address of its principal office specified in the first paragraph of this Capital Securities Indenture (unless another address has been previously furnished in writing to the Trustee by the Company, in which case at the last such address) marked “Attention: Company Secretary”.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Capital Securities Indenture sent by unsecured e-mail, portable document format (PDF), facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received from the Company an incumbency certificate listing persons designated to give such instructions or directions and containing the titles and specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.06.  Notice to Holders; Waiver.  When this Capital Securities Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if given in writing and mailed, first-class postage prepaid, to each Holder of a Capital Security affected by such event in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act with respect to reports pursuant to Section 7.03(a).

For so long as the Capital Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Holder through the Depositary, in accordance with its applicable procedures from time to time.  Otherwise, notices to the Holders will be provided to the addresses that appear on the Capital Security Register.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Capital Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the

Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If the Capital Securities are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, all notices to Holders will be published in an Authorized Newspaper in Luxembourg. The Company shall comply with any notice requirements as may be required by the rules of any securities exchange on which a series of Capital Securities are listed.

Section 1.07.  Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Capital Securities Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If at any future time any provision required to be included herein by the Trust Indenture Act as in force at the date as of which this Capital Securities Indenture was executed or any limitation imposed by the Trust Indenture Act at such date on any provision otherwise included herein would not be so required or imposed (in whole or in part) if this Capital Securities Indenture were executed at such future time, the Company and the Trustee may enter into one or more indentures supplemental hereto pursuant to Section 9.01 to change or eliminate (in whole or in part) such provision or limitation of this Capital Securities Indenture in conformity with the requirements of the Trust Indenture Act as then in force, except that (subject to Article 9) no provision or limitation required to be included herein by Sections 310(a)(1) and (a)(2), 315(a), (c), (d)(l), (d)(2), (d)(3) and (e), 316(a)(1)(A), (a)(l)(B), (a)(2), (a) (last sentence) and (b) of the Trust Indenture Act as in force at the date as of which this Capital Securities Indenture was executed may be so changed or eliminated.

Section 1.08.  Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.  All covenants and agreements in this Capital Securities Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.  Separability Clause.  In case any provision in this Capital Securities Indenture or in the Capital Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Capital Securities Indenture.  Nothing in this Capital Securities Indenture or in the Capital Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Capital Securities, any benefit or any legal or equitable right, remedy or claim under this Capital Securities Indenture.

Section 1.12.  Governing Law.  This Capital Securities Indenture and the Capital Securities shall be governed by and construed in accordance with the laws of the State of New York, except as stated in Section 2.01 and except for Section 12.01 (other than the Trustee’s own rights, duties or immunities under Article 12 of this Capital Securities Indenture or otherwise), which shall be governed by and construed in accordance with the laws of Scotland, and except that the authorization and execution of this Capital Securities Indenture and the Capital Securities shall be governed by (in addition to the laws of the State of New York relevant to execution and delivery of contracts) the jurisdiction of organization of the Company.

Section 1.13.  Saturdays, Sundays and Legal Holidays.  The terms of the Capital Securities shall provide that, in any case where any Interest Payment Date, Redemption Date, Exchange Date, Maturity or Stated Maturity, of a Capital Security shall not be a Business Day, then (notwithstanding any other provision of this Capital Securities Indenture or the Capital Securities other than a provision in the Capital Securities that specifically states that such provision shall apply in lieu of this Section) payments of interest, if any (and premium, if any) or principal and the exchange of the Capital Security need not be made on such date, but may be made on the next succeeding Business Day (or such other Business Day as shall be provided in such Capital Security) with the same force and effect as if made on such Interest Payment Date, Redemption Date, Exchange Date, Maturity or Stated Maturity, provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Exchange Date, Maturity or Stated Maturity, as the case may be.

Section 1.14.  Appointment of Agent for Service; Waiver of Jury Trial; Jurisdiction.  The Company has designated and appointed the Chief U.S. Counsel, Lloyds Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036 as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Capital Securities or this Capital Securities Indenture, but for that purpose only, and agrees that service of process upon said Chief U.S. Counsel shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Capital Securities remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said Chief U.S.

Counsel in full force and effect so long as any of the Capital Securities shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company, and each Holder of a Capital Security by its acceptance thereof, hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any right to trial by jury and any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 1.15.  Calculation Agent.  If the Company appoints a Calculation Agent pursuant to Section 3.01 with respect to any series of Capital Securities, any determination of the interest rate on, or other amounts in relation to, such series of Capital Securities in accordance with the terms of such series of Capital Securities by such Calculation Agent shall (in the absence of manifest error or willful misconduct) be binding on the Company, the Trustee and all Holders and (in the absence of manifest error or willful misconduct) no liability to the Holders shall attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

Section 1.16  Judgment Currency.  Any payment on account of an amount that is payable in U.S. dollars (the “Required Currency”) which is made to or for the account of any Holder or the Trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company shall constitute a discharge of the Company obligation under this Capital Securities Indenture and the Capital Securities only to the extent of the amount of the Required Currency with such Holder or the Trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of the Required Currency that could be so purchased is less than the amount of the Required Currency originally due to such Holder or the Trustee, as the case may be, the Company shall indemnify and hold harmless the Holder or the Trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Capital Securities Indenture or the Capital Securities, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

ARTICLE 2
Capital Security Forms

Section 2.01.  Forms Generally.  The Capital Securities of each series shall be issuable as registered securities without coupons and in such forms as shall be established by or pursuant to a Board Resolution, or in one or more indentures supplemental hereto, pursuant to Section 3.01, in each case with such insertions, omissions, substitutions and other variations as are required or permitted by this Capital Securities Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or rule or regulation made pursuant thereto or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the officers executing such Capital Securities, all as evidenced by any such execution; provided, however, that such Capital Securities shall have endorsed thereon statements in the following form or in substantially the following form:

“The rights and claims of the holder of the Capital Security are, to the extent and in the manner set forth in Section 12.01 of the Capital Securities Indenture, subordinated to the claims of other creditors of the Company, and this Capital Security is issued subject to the provisions of that Section 12.01, and the holder of this Capital Security, by accepting the same, agrees to and shall be bound by such provisions. The provisions of Section 12.01 of the Capital Securities Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.”

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.02 or Section 6.14.

The definitive Capital Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Capital Securities may be listed, all as determined by the officers executing such Capital Securities, as evidenced by their execution thereof.

Section 2.02.  Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be in substantially the following form:

CERTIFICATE OF AUTHENTICATION

This is one of the Capital Securities of the series designated herein referred to in the within-mentioned Capital Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee
By:
Authorized Signatory

ARTICLE 3
The Capital Securities

Section 3.01.  Amount Unlimited, Issuable in Series.  The aggregate principal amount of Capital Securities which may be authenticated and delivered under this Capital Securities Indenture is unlimited. The Capital Securities may be issued in one or more series.

There shall be established by or pursuant to Board Resolutions or established in one or more indentures supplemental hereto, prior to the initial issuance of Capital Securities of any series:

(a) the title of the Capital Securities of the series (which shall distinguish the Capital Securities of the series from all other Capital Securities);

(b) the authorized denominations in which Capital Securities of any series shall be issuable;

(c) the price or prices for which the Capital Securities of any series shall be issuable;

(d) any limit upon the aggregate principal amount of the Capital Securities of the series which may be authenticated and delivered under this Capital Securities Indenture (except for Capital Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Capital Securities of the series pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Capital Securities which, pursuant to Section 3.03 are deemed never to have been authenticated and delivered hereunder);

(e) the date or dates, if any, on which the principal of (and premium, if any, on) the Capital Securities of the series is payable, including any applicable Stated Maturity, if any, or Maturity, if any, or whether the Capital Securities of the series are perpetual securities with no scheduled Stated Maturity with respect to the payment of principal of (and premium, if any, on), the Capital Securities of the series;

(f) whether or not such series of Capital Securities are to be redeemable, in whole or in part, at the Company’s option and, if so redeemable, the period or periods within which, the price or prices at which and the terms and conditions upon which, Capital Securities of the series may be redeemed;

(g) the rate or rates, if any, at which the Capital Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable, if any or the manner of determination of such Interest Payment Dates, and the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

(h) under what conditions, if any, the Company may be substituted as the issuer of the Capital Securities of the series (including pursuant to Article Eight);

(i) the terms applicable to deferral or cancellation of payments of principal, premium or interest, if any, including payments deferred or cancelled at the Company’s sole discretion and whether payments of principal, premium or interest, if any, are subject to any solvency, financial or capital ratio conditions of the Company or the Group such that the payment of interest is prohibited;

(j) whether any premium, upon redemption or otherwise, shall be payable by the Company on Capital Securities of the series;

(k) provisions, if any, for the discharge and defeasance of Capital Securities of the series;

(l) the place or places where the principal of (and premium, if any) and any interest on Capital Securities of the series shall be payable, and the Paying Agent or Paying Agents who shall be authorized to pay principal of (and premium, if any) and interest on Capital Securities of such series, at least one of such Paying Agents having offices or agencies in the Borough of Manhattan, The City of New York and if the Capital Securities are listed on the Luxembourg Stock Exchange, in Luxembourg;

(m) if there are any conditions on the Company repurchasing the Capital Securities of the series, such conditions;

(n) the applicability of Article 11 of this Capital Securities Indenture to the Capital Securities of such series, including but not limited to the terms of any mandatory or optional redemption, repayment or repurchase of the Capital Securities of the series (including pursuant to any sinking fund or analogous provision or for a change in the treatment of the Capital Securities for tax or regulatory purposes) and the period or periods within which, the terms and conditions upon which and the price or prices at which the Capital Securities of the series may be redeemed, repaid or repurchased, in whole or in part;

(o) the terms and conditions, if any, under which the Company may elect to substitute or vary the terms of the Capital Securities of the series;

(p) whether the Capital Securities of the series will be listed on a securities exchange;

(q) any deletions from, limitations or modifications of or additions to the Events of Default or other remedies or events permitting remedies that apply with respect to Capital Securities of the series as set forth pursuant to Article 5 of this Capital Securities Indenture;

(r) if other than the full principal amount thereof, the portion, or the manner of calculation of such portion, of the principal amount of Capital Securities of the series which shall be payable upon a declaration of acceleration or acceleration of the Maturity, if any, thereof pursuant to Section 5.02, upon redemption of Capital Securities of any series which are redeemable before their Stated Maturity, if any, or which the Trustee shall be entitled to file and prove a claim pursuant to Section 5.04;

(s) if Additional Amounts, pursuant to Section 10.04, will not be payable, or any modifications to the conditions under which Additional Amounts are payable;

(t) whether the Capital Securities of any series may or shall be convertible into or exchangeable for Ordinary Shares, Preference Shares or Exchange Securities or any other securities pursuant to Article 13 or otherwise, whether such conversion or exchange shall occur following the occurrence of certain trigger events (which may include, but shall not be limited to, certain regulatory capital events) and if so the terms, if applicable, of the Ordinary Shares, Preference Shares, Exchange Securities or other securities into which such Capital Securities are convertible or exchangeable and any additional or other provisions relating to such conversion or exchange, including the terms upon which such conversion should occur and any specific terms relating to the adjustment thereof and the period during which such Capital Securities may or shall be so converted;

(u) whether the Capital Securities of any series are intended to qualify as capital for capital adequacy purposes in accordance with the Applicable Regulations;

(v) if other than Dollars, provisions, if any, for the Capital Securities of the series to be denominated, and payments thereon to be made, in Foreign Currencies and specifying the Place of Payment and the manner of payment thereon and any other terms with respect thereto;

(w) if other than the coin or currency in which the Capital Securities of that series are denominated, the coin or currency in which payment of the principal of (and premium, if any) or interest, if any, on the Capital Securities of such series shall be payable;

(x) if the principal of (and premium, if any) or interest, if any, on the Capital Securities of such series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Capital Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(y) the respective rights and obligations, if any, of the Company and holders of the Capital Securities following a change of control of the Company, including, if applicable, the terms and conditions under which the Company could be required to redeem or make an offer to purchase Capital Securities of the series;

(z) whether the Capital Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and the initial Holder with respect to such Global Security or Capital Securities;

(aa) if the Capital Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Capital Security of such series or otherwise) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(bb) if the amounts of payments of principal of (and premium, if any) or interest, if any, on the Capital Securities of the series may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the Calculation Agent, if any, who shall be appointed and authorized to calculate such amounts;

(cc) if other than as provided in Section 12.01, the ranking and subordination terms with respect to the Capital Securities of the series relative to the debt and equity issued by the Company, including to what extent the Capital Securities of the series may rank junior in right of payment to other of the Company’s obligations or in any other manner;

(dd) the forms of Capital Securities of the series;

(ee) any restrictions applicable to the offer, sale and delivery of the Capital Securities of the series; and

(ff) any other terms of the series (which terms shall not be inconsistent with the provisions of this Capital Securities Indenture, except as permitted by Section 9.01(d)).

All Capital Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such action or in any such indenture supplemental hereto.

If the forms of Capital Securities of any series, or any of the terms thereof, are established by action taken pursuant to a Board Resolution, a copy of the Board Resolution in respect thereof shall be delivered to the Trustee at or prior to the delivery of the Company Order pursuant to Section 3.03 for the authentication and delivery of such Capital Securities.

Section 3.02.  Denominations.  The Capital Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specification with respect to Capital Securities of any series, the Capital Securities of each series shall be issuable in denominations of $25 each and any integral multiple thereof. Unless otherwise specified in accordance with Section 3.01, any Global Security issued and delivered to the Holder shall be issued in the form of units with each $25 principal amount of such Global Security constituting one unit.

Section 3.03.  Execution, Authentication, Delivery and Dating.  The Capital Securities shall be executed on behalf of the Company by any Authorized Signatory to the Company. The signature of any Authorized Signatory on the Capital Securities may be manual or facsimile. Capital Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Capital Securities.

At any time and from time to time after the execution and delivery of this Capital Securities Indenture, the Company may deliver Capital Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Capital Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Capital Securities. In authenticating such Capital Securities and accepting the additional responsibilities under this Capital Securities Indenture in relation to such Capital Securities the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that (a) the form and terms thereof have been established in conformity with the provisions of this Capital Securities Indenture and (b) that this Capital Securities Indenture and such Capital Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights and by general principles of equity.

The Trustee shall not be required to authenticate such Capital Securities if the issue of such Capital Securities pursuant to this Capital Securities Indenture will affect the Trustee’s own rights, duties or immunities under the Capital Securities and this Capital Securities Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Each Capital Security shall be dated the date of its authentication.

No Capital Security appertaining thereto shall be entitled to any benefit under this Capital Securities Indenture or be valid or obligatory for any purpose unless there appears on such Capital Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Capital Security shall be conclusive evidence, and the only evidence, that such Capital Security has been duly authenticated and delivered hereunder and that such Capital Security is entitled to the benefits of this Capital Securities Indenture.  Notwithstanding the foregoing, if any Capital Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Capital Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Capital Securities Indenture, such Capital Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefit of this Capital Securities Indenture.

Section 3.04.  [Reserved].

Section 3.05.  Registration, Registration of Transfer and Exchange.  (a) Global Securities. This Section 3.05(a) shall apply to Global Securities unless otherwise specified, as contemplated by Section 3.01.

Except as otherwise specified as contemplated by Section 3.01 hereof, the Capital Securities shall be initially issued and represented by one or more Global Securities, without Coupons attached thereto, which shall be authenticated as contemplated by this Capital Securities Indenture.

Each Global Security authenticated under this Capital Securities Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Capital Security for all purposes of this Capital Securities Indenture.  Except as otherwise specified as contemplated by Section 3.01 hereof, each Global Security authenticated under this Capital Securities Indentures shall be initially registered in the name of DTC only.

Unless the Global Security is presented by an authorized representative of the Holder to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of a nominee of the Holder and any payment is made to such nominee, any transfer, pledge or other use of the Global Security for value or otherwise shall be wrongful since the registered owner of such Global Security, the nominee of the Holder, has an interest in such Global Security.

Except as otherwise specified as contemplated by Section 3.01 hereof, any Global Security shall be exchangeable for definitive Capital Securities only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section only (i) if the relevant Depositary notifies the Trustee that it is unwilling or unable to continue to act as Depositary, (ii) if, in the event of a winding-up of the Company, the Company fails to make a payment on the Capital Securities when due, or (iii) at any time if the Company at its option and in its sole discretion determines that the Global Securities of a particular series should be exchanged for definitive Capital Securities of that series. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for, unless otherwise specified or contemplated by Section 3.01, definitive Capital Securities bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, the same date or dates from which such interest shall accrue, the same Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, redemption provisions, if any, specified currency and other terms and of differing denominations aggregating a like amount as the Global Security so exchangeable. Definitive Capital Securities shall be registered in the names of the owners of the beneficial interests in such Global Securities as such names are from time to time provided by the Holder to the Trustee.

Any Global Security that is exchangeable pursuant to the preceding paragraph, unless otherwise specified as contemplated by Section 3.01, shall be exchangeable for Capital Securities issuable in authorized denominations of a like aggregate principal amount and tenor.

No Global Security may be transferred except as a whole by the Holder to a nominee of the Holder or by the Holder or any such nominee to a successor of the Holder or a nominee of such successor. Except as provided above, owners solely of beneficial interests in a Global Security shall not be entitled to receive physical delivery of Capital Securities in definitive form and will not be considered the holders thereof for any purpose under this Capital Securities Indenture.

In the event that a Global Security is surrendered for redemption or exchange for Ordinary Shares, Preference Shares, Exchange Securities or nay other securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

The Agent Members and any other beneficial owners shall have no rights under this Capital Securities Indenture with respect to any Global Security held on their behalf by a Holder, and such Holder may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Holder or (ii) impair, as between any such Holder or other clearance service and its Agent Members and Holders, the operation of customary practices governing the exercise of the rights of a holder of any security, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under this Capital Securities Indenture.

In connection with any exchange of interests in a Global Security for definitive Capital Securities of another authorized form, as provided in this subsection 3.05(a), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Capital Securities in aggregate principal amount equal to the principal amount of such Global Security or the portion to be exchanged executed by the Company. On or after the earliest date on which such interests may be so exchanged, such Global Security shall be surrendered by the Holder to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Capital Securities without charge (in which case the Company or Trustee may require payment of any taxes or governmental charges arising) and the Trustee shall authenticate and deliver, in exchange for each portion of such Global Security, an equal aggregate principal amount of definitive Capital Securities of authorized denominations as the portion of such Global Security to be exchanged. Any Global Security that is exchangeable pursuant to this Section 3.05 shall be exchangeable for Capital Securities issuable in the denominations specified as contemplated by Section 3.01 and registered in such names as the Holder of such Global Security shall direct. If a definitive Capital Security is issued in exchange for any portion of a Global Security after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the relevant Interest Payment Date, interest will not be payable on such Interest Payment Date in respect of such definitive Capital Security, but will be payable on such Interest Payment Date only to the person to whom payments of interest in respect of such portion of such Global Security are payable.

A Depositary may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Capital Securities Indenture with respect to the Capital Securities.

(b) Except as otherwise specified pursuant to Section 3.01, Capital Securities of any series may only be exchanged for a like aggregate principal amount of Capital Securities of such series of other authorized denominations containing identical terms and provisions. Capital Securities to be exchanged shall be surrendered at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, and the Company shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the Capital Security or Capital Securities of the same series which the Holder making the exchange shall be entitled to receive.

Except as otherwise specified pursuant to Section 3.01, the Company shall cause to be kept in the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Capital Security Register” in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Capital Securities and of transfers of such Capital Securities. The Trustee is hereby appointed “Capital Security Registrar” for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided.

Capital Securities shall be transferable only on the Capital Security Register. Upon surrender for registration of transfer of any Capital Security of any series, together with the form of transfer endorsed on it, duly completed and executed at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver to the address specified in the form of transfer, within three Business Days, in the name of the designated transferee or transferees, one or more new Capital Securities of the same series of any authorized denominations containing identical terms and provisions, of a like aggregate principal amount. If only part of a Capital Security is transferred, a new Capital Security of an aggregate principal amount equal to the amount not being transferred shall be executed by the Company, and authenticated and delivered by the Trustee to the transferor, in the name of the transferor, within three Business Days after the Trustee acting as Paying Agent pursuant to Section 10.02 received the Capital Security.  The new Capital Security will be delivered to the transferor by uninsured post at the risk of the transferor to the address of the transferor appearing in the Capital Security Register.

All Capital Securities issued upon any registration of transfer or exchange of Capital Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Capital Securities Indenture, as the Capital Securities surrendered upon such registration of transfer or exchange.

Every Capital Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Capital Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Capital Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Capital Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

The Company shall not be required (i) to issue, register the transfer of or exchange any Capital Security of any series during a period beginning at the opening of business 15 days before the day of the giving of a notice of redemption of Capital Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the day of the giving of such notice, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except the unredeemed portion of any Capital Securities being redeemed in part.

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Capital Securities.  If any mutilated Capital Security (including any Global Security) is surrendered to the Trustee, the Company may execute and the Trustee shall, in the case of a Capital Security, authenticate and deliver in exchange therefor a new Capital Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Capital Security (including any Global Security) and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Capital Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company’s request the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Capital Security a new Capital Security of the same series containing identical terms and provisions and of like amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Capital Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Capital Security, pay such Capital Security.

Upon the issuance of any new Capital Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Capital Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Capital Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Capital Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Capital Securities Indenture equally and proportionately with any and all other Capital Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Capital Securities.

Section 3.07.  Payment; Interest Rights Preserved.  (a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, interest, if any, on any Capital Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Holder (including through a Paying Agent of the Company designated pursuant to Section 3.01 outside the United Kingdom for collection by the Holder) at the close of business on the Regular Record Date for such interest.

In the case of Capital Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

In the case of Capital Securities where payment is to be made in a Foreign Currency, payment will be made as established pursuant to Section 3.01.

(b)           Subject to the foregoing provisions of this Section and except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, each Capital Security delivered under this Capital Securities Indenture upon registration of transfer of or in exchange for or in lieu of any other Capital Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Capital Security.

Section 3.08.  Persons Deemed Owners.  Prior to due presentment of a Capital Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Capital Security is registered as the owner of such Capital Security for the purpose of receiving payment of principal of (and premium, if any) and interest, if any, on such Capital Security and for all other purposes whatsoever, whether or not such Capital Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Trustee, the Paying Agent or the Capital Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Capital Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Capital Securities.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Capital Securities and this Indenture shall be given or made only to the registered holders (which shall be the Depositary or its nominee in the case of the Global Security).  The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures.  The Trustee, the Paying Agent and the Capital Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.  The Trustee, the Paying Agent and the Capital Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Capital Securities Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof.  None of the Trustee, the Paying Agent or the Capital Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.09.  Cancellation.  All Capital Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Capital Securities previously authenticated and delivered hereunder and all Capital Securities so delivered shall be promptly cancelled by the Trustee. No Capital Securities shall be authenticated in lieu of or in exchange for any Capital Securities cancelled as provided in this Section, except as expressly permitted by the provisions of the Capital Securities of any series or pursuant to the provisions of this Capital Securities Indenture. The Trustee shall deliver to the Company all cancelled Capital Securities held by the Trustee.

Section 3.10.  Computation of Interest.  Except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series, payments of interest on the Capital Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11.  CUSIP Numbers.  The Company in issuing any series of the Capital Securities may use “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers (if then generally in use) or any successor to such numbers and thereafter with respect to such series, the Trustee shall use “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers or successor numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Capital Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Capital Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP”, “ISIN”, “Common Code” and/or other similar numbers or successor numbers.

Section 3.12.  Additional Capital Securities.  The Company may, from time to time, without the consent of the Holders of the Capital Securities of any series, issue additional Capital Securities of one or more of the series of Capital Securities issued under this Capital Securities Indenture, having the same ranking and same interest rate, Maturity, if any, Stated Maturity, if any, redemption terms and other terms, except for the price to the public and issue date and first Interest Payment Date, as the Capital Securities (the “Additional Capital Securities”).  Any such Additional Capital Securities, together with the Capital Securities of the applicable series, may constitute a single series of Capital Securities under this Capital Securities Indenture and shall be included in the definition of “Capital Securities” in this Capital Securities Indenture where the context requires.

ARTICLE 4
Satisfaction and Discharge

Section 4.01.  Satisfaction and Discharge of Capital Securities Indenture.  This Capital Securities Indenture shall upon Company Request, subject to Section 4.04, cease to be of further effect with respect to Capital Securities of any series (except as to any surviving rights of registration of transfer or exchange of Capital Securities of such series herein expressly provided for), and the Trustee, at the direction and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Capital Securities Indenture with respect to the Capital Securities of such series when:

(a) either

(i) all Capital Securities of such series theretofore authenticated and delivered (other than (A) Capital Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Capital Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii) all such Capital Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable or will become due and payable at their Stated Maturity, if any, within one year,
or

(B) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(C) are to be exchanged for Ordinary Shares, Preference Shares Exchange Securities or any other securities and notice of exchange of such Capital Securities pursuant to Article 13 shall have been given, and the Company has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, an amount in cash, or U.S. Government Obligations (with respect to Capital Securities denominated in Dollars) or Foreign Government Securities (with respect to Capital Securities denominated in the same Foreign Currency) maturing, in the case of (A) and (B) above, as to principal and interest, if any, and, in the case of (C) above, as to accrued interest, if any, in such amounts and at such times as will ensure the availability of cash sufficient to pay, satisfy and discharge all claims with respect to such Capital Securities not theretofore delivered to the Trustee for cancellation, in the case of (A) and (B) above, for principal (and premium, if any) and accrued interest, if any, and, in the case of (C) above, as to accrued interest, if any, to the date of such deposit (in the case of Capital Securities which have become due and payable) or to the Redemption Date or the Exchange Date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder (including any accrued but unpaid interest) by the Company with respect to the Capital Securities of such series; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and` discharge of this Capital Securities Indenture with respect to the Capital Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Capital Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.15 and, if cash, U.S. Government Obligations and/or Foreign Government Securities shall have been deposited with the Trustee pursuant to subclause 4.01(a)(ii) of clause

4.01(a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.  Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.03, all cash, U.S. Government Obligations and Foreign Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and such cash and the proceeds from such U.S. Government Obligations and/or Foreign Government Securities shall be applied by it, in accordance with the provisions of the Capital Securities of such series, and this Capital Securities Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such cash, U.S. Government Obligations and/or Foreign Government Securities have been deposited with the Trustee.

Section 4.03.  Repayment to Company.  The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money, U.S. Government Obligations and/or Foreign Government Securities held by them at any time with respect to any series of Capital Securities.

Section 4.04.  Relevant Regulator Consent.  The Company may only make a Company Request as provided under Article 4 of this Capital Securities Indenture provided that (a) such right shall only apply if, when and to the extent not prohibited by CRD IV, (b) the Company has received any Relevant Regulator Consent as may be required under the Applicable Regulations, and (c) the Company has satisfied any other requirements of the Relevant Regulator with respect to Capital Securities of any series set forth pursuant to Section 3.01.

ARTICLE 5
Remedies

Section 5.01.  Events of Default.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, “Event of Default”, wherever used herein with respect to Capital Securities of a particular series, means the making of an order by a court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency).

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities,  if an Event of Default occurs with respect to Capital

Securities of any series and is continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Capital Securities of such series may declare the principal amount, together with accrued interest (if any), and Additional Amounts (if any), payable on such Capital Securities (or, in the case of Discount Securities, the accreted face amount together with accrued interest, if any, and Additional Amounts (if any) on such Discount Securities), of all the Capital Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holder or Holders), and upon any such declaration such amount shall become immediately due and payable.

At any time after such a declaration of acceleration with respect to Capital Securities of any series has been made but before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Capital Securities Indenture, together with any supplemental indenture hereto, the Holder or Holders of a majority in aggregate principal amount of the Outstanding Capital Securities of such series, by written notice to the Company and the Trustee, may rescind or annul such declaration of acceleration and its consequences (including any Event of Default under another series of Capital Securities arising therefrom) but only if

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) the principal of, and premium, if any, on, any Capital Securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, , thereon at the rate or rates prescribed therefor in such Capital Securities,

(ii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

(b) all Events of Default with respect to Capital Securities of such series have been cured or waived as provided by Section 5.13.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.

(a) Other than the limited remedies specified in Section 5.02 and except as otherwise provided as contemplated by Section 3.01, if an Event of Default with respect to Capital Securities of any series occurs and is continuing, no remedy against the Company shall be available to the Trustee or any Holder of the Capital Securities, whether for the recovery of amounts owing in respect of the Capital Securities of such series or under this Capital Securities Indenture or in respect of any breach by the Company of any of its other obligations under or in respect of the Capital Securities of such series or under this Capital Securities Indenture, provided that (i) the Company’s obligations to the Trustee under; and the lien provided for in, Section 6.07 hereof and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 hereof expressly survive any such Event of Default and are not subject to any subordination provisions applicable to the Capital Securities of such series pursuant to Section 3.01 hereof and (ii) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders of such Capital Securities in response to such Event of Default under the provisions of this Capital Securities Indenture, and provided, further, that any payments on the Capital Securities of such series are subject to any subordination provisions applicable to the Capital Securities of that series pursuant to Section 3.01 hereof.

(b) Subject to applicable law and unless the relevant Capital Securities provide otherwise, the Trustee and Holders of Capital Securities by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim or combination of accounts with respect to the Capital Securities or this Capital Securities Indenture (or between the obligations under or in respect of any Capital Securities and any liability owed by a Holder or the Trustee to the Company) that they might otherwise have against the Company, whether before or during a winding-up, liquidation of the Company or a Qualifying Administration. Notwithstanding the above, if any of such rights and claims of any such Holder against the Company are discharged by set-off, such Holder will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of the winding up of the Company or a Qualifying Administration, the liquidator or administrator (or other relevant insolvency official), as the case may be, and until such time as payment is made will hold a sum equal to such amount in trust for the Company or the liquidator or administrator (or other relevant insolvency official), as the case may be, and accordingly such discharge shall be deemed not to have taken place.

(c) No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Capital Security, or for any claim based thereon or otherwise in respect thereof and no recourse under or upon any obligation, covenant or agreement of the Company in this Capital Securities Indenture, or in any Capital Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Capital Securities Indenture and the issue of the Capital Securities.

Section 5.04.  Trustee May File Proofs of Claim.  In case of the pendency of any winding-up relative to the Company or any Qualifying Administration upon the Capital Securities of any series (other than under or in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency), the Trustee (irrespective of whether the principal of the Capital Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding; provided that the Company shall not, as a result of the bringing of such proceedings, be obliged to pay any sum representing or measured by reference to principal, premium or interest on the Capital Securities sooner than the same would otherwise have been payable by it. In particular, the Trustee shall be authorized to collect and receive any moneys and other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of a Capital Security to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to such Holders or holders, to first pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 6.07.

Subject to Article 8 and Section 9.02, nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of any Capital Security any plan of reorganization, arrangement, adjustment, or composition affecting any Capital Securities or the rights of any Holder of any Capital Security or to authorize the Trustee to vote in respect of the claim of any such Holder or holder in any such proceeding.

The provisions of this Section 5.04 are subject to the provisions of Section 12.01.

Section 5.05.  Trustee May Enforce Claims Without Possession of Capital Securities.  All rights of action and claims under this Capital Securities Indenture or the Capital Securities may be prosecuted and enforced by the Trustee without the possession of any of the Capital Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel (subject, with regard to the Company, to the provisions of Section 12.01) be for the ratable benefit of the Holders of the Capital Securities in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article or, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Capital Securities Indenture, in respect of any series of Capital Securities shall, subject to the provisions of Section 5.03 in relation to waiver and set-off, be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, if any, upon presentation of such Capital Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts applicable to such series of Capital Securities in respect of which or for the benefit of which such money has been collected due the Trustee (including any predecessor Trustee) under Section 6.07;

SECOND: Subject to Section 12.01, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest, if any, on such series of Capital Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Capital Securities for principal (and premium, if any) and interest, if any, respectively; and

THIRD: To the payment of the balance, if any, to the Company or any other Person or Persons legally entitled thereto.

Section 5.07.  Limitation on Suits.  No Holder of any Capital Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Capital Securities Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Capital Securities of the same series specifying such Event of Default and stating that such notice is a “Notice of Default” hereunder;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Capital Securities of such series shall have made written request to the Trustee to institute proceedings in accordance with Sections 5.02 to 5.05 hereof in respect of such Event of Default in its own name, as Trustee hereunder;

(c) such Holder of a Capital Security has offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Capital Securities of such series;

it being understood and intended that no one or more Holders of Capital Securities of a particular series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Capital Securities Indenture to affect, disturb or prejudice the rights of any other such Holders or holders, or to obtain or to seek to obtain priority or preference over any other such Holders or holders or to enforce any right under this Capital Securities Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders of Capital Securities of such series.

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Section 12.01 in relation to subordination, notwithstanding any other provision in this Capital Securities Indenture, the Holder of any Capital Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on such Capital Security when due as expressed in such Capital Security  (including upon an Event of Default, if any, or on any Stated Maturity, Redemption Date or Exchange Date as the case may be), and such rights shall not be impaired without the consent of such Holder or holder.

Section 5.09.  Restoration of Rights and Remedies.  If the Trustee or any Holder of any Capital Security has instituted any proceeding to enforce any right or remedy under this Capital Securities Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Capital Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Capital Securities shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Capital Securities in the last paragraph of Section 3.06 and without prejudice to Section 5.02, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Capital Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, subject as aforesaid, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Capital Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Capital Securities, as the case may be.

Section 5.12.  Control by Holders.  The Holders of a majority in aggregate principal amount of the Outstanding Capital Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred on the Trustee hereunder with respect to the Capital Securities of such series, provided that the direction is in writing and the Trustee has been offered indemnity and/or security satisfactory to it in its sole discretion and:

(a) such direction shall not be in conflict with any rule of law or with this Capital Securities Indenture;

(b) the action so directed would not be unjustly prejudicial to the Holders of any Capital Securities of any series not taking part in such direction with respect to which the Trustee is acting as the Trustee and would not involve the Trustee in personal liability or expense; and

(c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.  Waiver of Past Events of Defaults.  Except as otherwise specified pursuant to Section 3.01, the Holders of not less than a majority in aggregate principal amount of the Outstanding Capital Securities of any series may on behalf of the Holders of all the Capital Securities of such series waive any past Event of Default hereunder with respect to such series and its consequences.

Upon any such waiver, such Event of Default  shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Capital Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default  or impair any right consequent thereon.

Section 5.14.  Undertaking for Costs.  All parties to this Capital Securities Indenture agree, and each Holder of any Capital Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Capital Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Capital Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Capital Security on or after any respective Stated Maturities expressed in such Capital Security (or, in the case of redemption or exchange, on or after the Redemption Date or the Exchange Date, as the case may be).

ARTICLE 6
The Trustee

Section 6.01.  Certain Duties and Responsibilities.  The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and no implied covenants or obligations shall be read into this Capital Securities Indenture. Notwithstanding the foregoing, no provision of this Capital Securities Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Capital Securities Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02.  Notice of Defaults.  Within 90 days after the occurrence of any Event of Default hereunder with respect to Capital Securities of any series of which a Responsible Officer of the Trustee has received written notice of such Event of Default, the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Capital Securities of such series notice of such Event of Default hereunder known to the Trustee, unless such Event of Default  shall have been cured or waived; provided, however, that, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Holders of Capital Securities of such series.

Section 6.03.  Certain Rights of Trustee.  Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Capital Securities Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate and/or an Opinion of Counsel;

(d) the Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Indenture at the request or direction of any of the Holders pursuant to this Capital Securities Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to it in the Trustee’s sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and the Trustee may act at the direction of the requisite percentage of Holders without liability;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit at the reasonable expense of the Company and shall incur no liability by reason of such inquiry or investigation; provided that the Trustee shall not be entitled to such information which the Company is prevented from disclosing as a matter of law or contract;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent (other than an officer or employee of the Trustee) or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Capital Securities Indenture;

(i) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has received, at the Corporate Trust Office of the Trustee, written notice of such an Event of Default, and such notice references the Capital Securities and this Capital Securities Indenture;

(j) the Trustee shall not be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if it has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the Trustee shall not be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Capital Securities Indenture;

(l) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

(m) the permissive right herein of the Trustee to take or refrain from taking any action hereunder shall not constitute a duty.

Section 6.04 .  Not Responsible for Recitals or Issuance of Capital Securities.  The recitals contained herein and in the Capital Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Capital Securities Indenture or of the Capital Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Capital Securities Indenture. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Capital Securities or the proceeds thereof.  The Trustee shall not be responsible to make any calculation with respect to any matter under this Capital Securities Indenture.

No provision of this Capital Securities Indenture shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts, receive or obtain any interest in property or exercise any interest in property, or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, to receive or obtain any such interest in property or to exercise any such right, power, duty or obligation.

The Trustee, in each of its capacities, including without limitation, as Trustee, Paying Agent and Capital Security Registrar, assumes no responsibility for the accuracy or completeness of the information concerning it or its affiliates or any other party contained in the prospectus or any of the related documents or for any failure by it or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information

Section 6.05.  May Hold Capital Securities.  The Trustee, any Authenticating Agent, any Paying Agent, any Capital Security Registrar and any Calculation Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Capital Securities and, subject to Sections 6.09 and 6.14, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Capital Security Registrar, Calculation Agent or such other agent.

Section 6.06.  Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07.  Compensation and Reimbursement.

The Company agrees

(a) to pay to the Trustee from time to time compensation for all services rendered by it hereunder as agreed upon in writing by the Company in a fee letter which may be amended from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Capital Securities Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(c) to indemnify the Trustee (which for purposes of this subparagraph Section 6.07(c) shall be deemed to include its directors, officers, employees and agents) or and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense (including legal fees and expenses) incurred without negligence or willful misconduct on its part with respect to duties expressly stated in this Capital Securities Indenture, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, but excluding any tax liabilities of the Trustee in respect of its net profits.

In addition to, but without prejudice to its other rights under this Capital Securities Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01, the fees, costs and expenses (including the charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Scottish federal or state bankruptcy, insolvency, winding-up or other similar law.

The Trustee shall notify the Company in writing of the commencement of any action or claim in respect of which indemnification may be sought as soon as practicable after a Responsible Officer of the Trustee becomes aware of such commencement (provided that the failure to make such notification shall not affect the Trustee’s rights hereunder) and the Company shall be entitled to participate in, and to the extent it shall wish, to assume the defense thereof, including the employment of counsel satisfactory to the Trustee. If the Company and the Trustee are being represented by the same counsel and the Company has assumed the defense of the claim, the Trustee shall not be authorized to settle a claim without the written consent of the Company, which consent shall not be unreasonably withheld.

If the Trustee is represented by separate counsel due to a conflict of interest or its need for separate representation due to a need to assert defenses which are different from the Company’s in the Trustee’s sole discretion, the Trustee shall be entitled to enter into any settlement without the written consent of the Company and any and all fees, costs and expenses of such separate legal representation of the Trustee will be paid by the Company.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a senior lien to which the Capital Securities are hereby made subordinate, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest, if any, on the Capital Securities.

“Trustee” for purposes of this Section shall include any predecessor Trustee.

Section 6.08.  Survival. The Trustee’s rights to payment of its fees, reimbursement and indemnity under, and its lien provided for in, Section 6.07 shall survive the payment in full of the Capital Securities, the satisfaction and discharge of the Capital Securities Indenture, the resignation or removal of the Trustee and the termination for any reason of this Capital Securities Indenture.

Section 6.09.  Disqualification; Conflicting Interests.  If the Trustee has or shall acquire a conflicting interest within the meaning of the Section 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Capital Securities Indenture.

Section 6.10.  Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder with respect to each series which shall be a Person organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State or District of Columbia authority and having a corporate trust office or agency in the Borough of Manhattan, The City of New York, New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.11.  Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.12.

(b) The Trustee may resign at any time with respect to the Capital Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Capital Securities of such series.

(c) The Trustee may be removed at any time with respect to the Capital Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Capital Securities of such series delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.12 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may petition at the expense of the

Company any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Capital Securities of such series.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Capital Security of the series as to which the Trustee has a conflicting interest for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.10 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Capital Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge, or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

(iv) the Trustee shall fail to perform its obligations to the Company under the Capital Securities Indenture in any material respect,

then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to any or all series of Capital Securities or (B) subject to Section 5.14 (and except in the case of subparagraph 6.11(d)(iv) above), any Holder who has been a bona fide Holder of a Capital Security for at least six months (and, in the case of Section 6.11(d)(i) above, who is a Holder of a Capital Security of the series as to which the Trustee has a conflicting interest) may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Capital Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Capital Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Capital Securities of such series (it being understood that any successor Trustee may be appointed with respect to the Capital Securities of one or more or all of such series and at any time there shall be only one Trustee with respect to the Capital Securities of any particular series), and shall comply with the applicable requirements of Section 6.12. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Capital Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Capital Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.12, become the successor Trustee with respect to the Capital Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Capital Securities of any series shall have been so appointed by the Company or the Holders of Capital Securities of such series and accepted appointment in the manner hereinafter required by Section 6.12, any Holder who has been a bona fide Holder of a Capital Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Capital Securities of such series.

(f) The Company shall give notice to Holders of each resignation and each removal of the Trustee with respect to the Capital Securities of any series and each appointment of a successor Trustee with respect to the Capital Securities of any series in the manner and to the extent provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Capital Securities of such series and the address of its Corporate Trust Office.

Section 6.12.  Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Capital Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to its lien provided for in Section 6.07, execute and deliver an instrument transferring to such successor Trustee, all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Capital Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Capital Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Capital Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Capital Securities of such series to which the appointment of such successor Trustee relates, subject to the lien provided for in Section 6.07.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 6.12, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Section 6.13.  Merger, Conversion, Consolidation or Succession to Business.  Subject to any Relevant Regulator Consent, any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Capital Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Capital Securities.

Section 6.14.  Preferential Collection of Claims.  If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Capital Securities of a series), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 6.15   Appointment of Authenticating Agent.  The Trustee may at any time appoint an Authenticating Agent or Agents with respect to one or more series of Capital Securities which shall be authorized to act on behalf of the Trustee to authenticate Capital Securities of such series upon original issue, or issued upon exchange, registration of transfer or partial redemption thereof or in lieu of destroyed, lost or stolen Capital Securities, and Capital Securities so authenticated shall be entitled to the benefits of this Capital Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Capital Securities Indenture to the authentication and delivery of Capital Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or national banking association shall be otherwise eligible under this Section 6.15, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.15, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice to the Holders of Capital Securities in the manner and to the extent provided in Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.15.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.15.

If an appointment with respect to one or more series is made pursuant to this Section, the Capital Securities of such series may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Capital Securities referred to in the within-mentioned Capital Securities Indenture.

THE BANK OF NEW YORK MELLON as Trustee
By:
as Authenticating Agent

By:
Authorized Signatory

Section 6.16.  Appointment of Co-Trustee.

(a)           Notwithstanding any other provisions of this Capital Securities Indenture, at any time for the purpose of meeting any legal requirement of any jurisdiction, the Trustee, following consultation with the Company, shall have the power and may execute and deliver all instruments necessary for the appointment of one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.10 hereof and no notice to Holders of the appointment of any co-trustee is or separate trustee shall be required under Section 6.11 hereof.

(b)           Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)           the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or separate trustee hereunder.  No co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any other co-trustee hereunder.  No separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any co-trustee or any other separate trustee hereunder; and

(iii)          the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Capital Securities Indenture and the conditions of this Article 6.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Capital Securities Indenture, specifically including every provision of this Capital Securities Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee.  Every such instrument shall be filed with the Trustee.

ARTICLE 7
Holders Lists and Reports by Trustee and Company

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.  The Company, with respect to any series of Capital Securities, will furnish or cause to be furnished to the Trustee:

(a) quarterly, not more than 15 days after each Regular Record Date (or after each of the dates to be specified for such purpose for non-interest bearing

Capital Securities and Capital Securities on which interest is paid less frequently than quarterly as contemplated by Section 3.01), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Capital Securities as of such Regular Record Date or such specified date, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

The Company need not furnish or cause to be furnished to the Trustee pursuant to this Section 7.01 the names and addresses of Holders of Capital Securities so long as the Trustee acts as Capital Security Registrar with respect to such series of Capital Securities.

Section 7.02.  Preservation of Information; Communication to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 7.01 and (ii) received by the Trustee in its capacity as Paying Agent or Capital Security Registrar (if so acting). The Trustee may dispose of  any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(b) The rights of the Holders of Capital Securities of any series to communicate with other Holders with respect to their rights under this Capital Securities Indenture or under the Capital Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder, by receiving and holding a Capital Security, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b) or otherwise made pursuant to the Trust Indenture Act.

Section 7.03.  Reports by Trustee.

(a) On or before December 31 in each year following the date hereof, so long as any Capital Securities are Outstanding hereunder, the Trustee shall transmit to Holders as provided in Section 313(a) of the Trust Indenture Act a brief report dated as of a date required by and in compliance with the Trust Indenture Act.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Trustee has been notified that the Capital Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when Capital Securities are listed on any securities exchange.

Section 7.04.  Reports by Company.  The Company shall:

(a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Capital Securities Indenture as may be required from time to time by such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate);

(c) transmit to Holders, in the manner and to the extent required by the Trust Indenture Act, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(d) if not otherwise available on the Company’s website, the Company will furnish the Trustee with interim and annual reports and at the direction of the Company, the Trustee will mail such reports to all record holders of Capital Securities. In addition, the Company will furnish the Trustee with all notices of meetings at which holders of Capital Securities of a particular series are entitled to vote, and all other reports and communications that are made generally available to holders of Capital Securities. The Trustee will, at the Company’s expense, make such notices, reports and communications available for inspection by Holders of Capital Securities in such manner as the Trustee may determine and, in the case of any notice received by the Trustee in respect of any meeting at which holders of Capital Securities of a particular series are entitled to vote, at the direction of the Company mail to all such record holders of Capital Securities, at the Company’s expense, a notice containing a summary of the information set forth in such notice of meeting.

The Trustee may conclusively presume that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise is complying with such reporting requirements unless and until the Trustee receives written notification from the Company stating otherwise.  The Trustee shall have no duty to examine any such information, reports or other documents furnished to it pursuant to this Section 7.04, and need make no determination as to whether they comply with the requirements of this Section 7.04 , its sole duty in respect thereof being to place them in its files and make them available for inspection by any Holder upon reasonable request during normal business hours.

ARTICLE 8
Consolidation, Merger, Conveyance or Transfer

Section 8.01.  Company May Consolidate, etc., Only on Certain Terms.  Subject always to Section 8.04 below, the Company may, without the consent of Holders of any Capital Securities of any series Outstanding under this Capital Securities Indenture, consolidate or amalgamate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, provided that:

(a) the corporation formed by such consolidation or amalgamation or into which the Company is merged or the Person which acquires by conveyance, or transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be a corporation organized and existing under the laws of the United Kingdom or any political subdivision thereof, (ii) shall comply with any requirements specified pursuant to Section 3.01 with respect to any series of Capital Securities, and (iii) shall, if under the terms of any series of Capital Securities remaining Outstanding following such consolidation, amalgamation, merger, conveyance or transfer, or lease expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Capital Securities in accordance with the provisions of such Capital Securities and this Capital Securities Indenture and the performance of every covenant of this Capital Securities Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default , and no event which, after notice or lapse of time or both; would become an Event of Default , shall have happened and be continuing; and

(c) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance or transfer, or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.02.  Successor Corporation Substituted.  Upon any consolidation, amalgamation or merger or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance or transfer is made, except in the case of a lease, shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Capital Securities Indenture with the same effect as if such successor corporation had been named as the Company, herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the Capital Securities Indenture and the Capital Securities.

Section 8.03.  Assumption of Obligations.  With respect to the Capital Securities of any series, unless otherwise specified in accordance with Section 3.01, a wholly-owned subsidiary of the Company (a “successor entity”) may without the consent of any Holder assume the obligations of the Company (or any corporation which shall have previously assumed the obligations of the Company) for the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on any series of Capital Securities in accordance with the provisions of such Capital Securities and this Capital Securities Indenture and the performance of every covenant of this Capital Security Indenture and such series of Capital Securities on the part of the Company to be performed or observed provided, that:

(a) the successor entity shall expressly assume such obligations by an amendment to this Capital Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Capital Securities Indenture, unconditionally guarantee (such guarantee shall be given on a subordinated basis consistent with Article 12 hereof) all of the obligations of such successor entity under this Capital Securities of such series and the Capital Securities Indenture as so modified by such amendment;

(b) such successor entity shall confirm in such amendment to the Capital Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Capital Securities (subject to the exceptions specified therein);

(c) immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such assumption complies with this Article and that all conditions precedent herein provided for relating to such assumption have been complied with.

Upon any such assumption, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Capital Securities Indenture with respect to any such Capital Securities with the same effect as if such successor entity had been named as the Company in this Capital Securities Indenture (provided, however, that the right of the successor to redeem the Capital Securities of the relevant series shall only apply with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor’s jurisdiction of incorporation which occurs after the date of assumption), and the Company or any legal and valid successor corporation which shall theretofore have become such in the manner prescribed herein, shall be released from all liability as obligor upon any such Capital Securities except as provided in clause (a) of this Section 8.03.

If the Company makes payment under the guarantee, the Company shall be required to pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Capital Securities (subject to the exceptions set forth therein).

Section 8.04.  Notification of Assumption Or Substitution To The Relevant Regulator.  No such assumption or substitution as is referred to in either Section 8.02 or 8.03 shall be effected in relation to any series of Capital Securities unless the Company has received any Relevant Regulator Consent as may be required under the Applicable Regulations prior to the date scheduled therefor.

ARTICLE 9
Supplemental Indentures

Section 9.01.  Supplemental Indentures without Consent of Holders.  Subject always to Section 9.07 below and to compliance with Applicable Regulations, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Capital Securities;

(b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Capital Securities (and, if such covenants are to be for the benefit of fewer than all series of Capital Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

(c) to add any additional Events of Defaults (and, if such additional Events of Default are to be for the benefit of less than all series of Capital Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(d) to add to, change or eliminate any of the provisions of this Capital Securities Indenture, or any supplemental indenture, provided that any such change or elimination shall become effective only when there is no Capital Security Outstanding of any series created prior to the execution of such supplemental indenture effecting such change or elimination which is entitled to the benefit of such provision, and adversely affected by such addition, change or elimination;

(e) to secure the Capital Securities;

(f) to establish the form or terms of Capital Securities of any series as permitted by Sections 2.01 or 3.01;

(g) to change any Place of Payment, so long as the Place of Payment as required by Section 3.01 is maintained;

(h) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or in any supplemental indenture;

(i) to vary, substitute or change specified terms of any series of Capital Securities subject to the conditions set forth under Section 3.01, provided such action shall not adversely affect the interests of the Holders of Capital Securities of any series in any material respect;

(j) to make any other provisions with respect to matters or questions arising under this Capital Securities Indenture, provided such action shall not adversely affect the interests of the Holders of Capital Securities of any series in any material respect;

(k) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Capital Securities of one or more series and to add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.12(b); or

(l) to change or eliminate any provision of this Capital Securities Indenture as permitted by Section 1.07.

Section 9.02.  Supplemental Indentures with Consent of Holders.  Subject always to Section 9.07 below, with the consent of the Holders of not less than 2/3 (two thirds) in aggregate principal amount of the Outstanding Capital Securities of each series affected by such supplemental Capital Securities Indenture (voting as a class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Capital Securities Indenture or of modifying in any manner the rights of the Holders of Capital Securities of such series under this Capital Securities Indenture; provided, however, that no such supplemental indenture may, without the consent of the Holder of each Outstanding Capital Security affected thereby,

(a) change the Stated Maturity, if any, of any principal amount or any interest amounts in respect of any such Capital Security, change the terms of any Capital Security to include a Stated Maturity or reduce the principal amount thereof or the rate of interest, if any, thereon, or any premium payable upon the redemption thereof, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the Maturity thereof pursuant to Section 5.02, or change the obligation of the Company (or its successor) to pay Additional Amounts pursuant to Section 10.04 (except as contemplated by Section 8.01(a) and permitted by Section 9.01(a)) on the Capital Securities, or the currency of payment of the principal amount of, premium, if any, or interest on, any such Capital Security, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof or the date any such payment is otherwise due and payable (or, in the case of redemption or exchange, on or after the Redemption Date or the Exchange Date as the case may be); or

(b) reduce the percentage in aggregate principal amount of the Outstanding Capital Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Capital Securities Indenture or of certain defaults hereunder and their consequences) provided for in this Capital Securities Indenture; or

(c) modify any of the provisions of this Section or Section 5.13 except to increase any such percentage or to provide that certain other provisions of this Capital Securities Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Capital Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.12(b) and 9.01(j); or

(d) change in any manner adverse to the interests of the Holders of any Capital Securities, the subordination provisions of the Capital Securities or the terms and conditions of the obligations of the Company in respect of the due and punctual payment of any amounts due and payable on the Capital Securities.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Capital Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Capital Securities, or which modifies the rights of the Holders of Capital Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Capital Securities Indenture of the Holders of Capital Securities of any other series.

Section 9.03.  Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Capital Securities Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Capital Securities Indenture and constitutes a legal, valid and binding obligation of the Company. The Trustee may, but shall not be obliged to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Capital Securities Indenture or otherwise.

Section 9.04.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Capital Securities Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Capital Securities Indenture for all purposes; and every Holder of Capital Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, except as otherwise expressed therein.

Section 9.05.  Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06.  Reference in Capital Securities to Supplemental Indentures.  Capital Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Capital Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and such Capital Securities may be authenticated and delivered by the Trustee in exchange for Outstanding Capital Securities of such series.

Section 9.07.  Consent of the Relevant Regulator to Modification or Supplemental Indenture.  No such modification shall be effected to this Capital Securities Indenture or in relation to any series of Capital Securities, unless the Company has received any Relevant Regulator Consent as may be required under the Applicable Regulations. The Trustee is entitled to request and rely on an Officer’s Certificate as to the satisfaction of this condition precedent to any modification without further enquiry.

ARTICLE 10
Covenants

Section 10.01.  Payment of Principal, Premium, and Interest.  The Company covenants and agrees for the benefit of each series of Capital Securities that it will (subject to any subordination provisions applicable to the Capital Securities of that series pursuant to Section 12.01 and Section 3.01 hereof) duly and punctually pay the principal of (and premium, if any) and interest, if any, on, the Capital Securities of that series in accordance with the terms of the Capital Securities and this Capital Securities Indenture.

Section 10.02.  Maintenance of Office or Agency.  The Company will maintain in each Place of Payment for any series of Capital Securities an office or agency where Capital Securities of that series may be presented or surrendered for payment, where Capital Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Capital Securities of that series and this Capital Securities Indenture may be served; provided, however, that at the option of the Company in the case of Capital Securities of such series, payment of any interest thereon may be made by check mailed to the address of the Person entitled herein as such address shall appear in the Capital Security Register. With respect to the Capital Securities of any series, such office or agency in each Place of Payment shall be specified as contemplated by Section 3.01, and if not so specified, initially shall be the Corporate Trust Office of the Trustee. Unless otherwise specified pursuant to Section 3.01, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Company in respect of Capital Securities of any series and this Capital Securities Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee. The Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New

York) where the Capital Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of any obligation to maintain an office or agency in each Place of Payment (except as otherwise indicated in this Section) for Capital Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.03.  Money for Payments to be Held in Trust.  If the Company shall at any time act as Paying Agent with respect to the Capital Securities of any series, it will, on or before each due date for payment of the principal of (and premium, if any) or interest, if any, if any, on any of the Capital Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Capital Securities, it will, prior to each due date for payment of the principal of (and premium, if any) or interest, if any, on any Capital Securities of that series deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or its failure so to act. Unless otherwise specified as contemplated by Section 3.01, the Trustee shall be the Company’s Paying Agent. The Company will cause each Paying Agent for any series of Capital Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Capital Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any default by the Company (or any other obligor upon the Capital Securities of that series) in the making of any payment, when due and payable, or principal of (and premium, if any) or interest, if any, on Capital Securities of that series; and

(c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at the time, for the purpose of obtaining the satisfaction and discharge of this Capital Securities Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest, if any, on any Capital Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Capital Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published at least once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Company.

Section 10.04.  Additional Amounts.  Unless otherwise specified in any Board Resolution establishing the terms of Capital Securities of a series in accordance with Section 3.01, all payments of principal and/or interest to Holders by or on behalf of the Company in respect of the Capital Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Company shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Holders of the sums which would have been receivable (in the absence of such withholding or deduction) by them in respect of their Capital Securities; except that no such Additional Amounts shall be payable with respect to any Capital Security:

(i)
held by or on behalf of any Holder who is liable to such tax, duty, assessment or governmental charge in respect of such Capital Security by reason of such Holder having some connection with the United Kingdom other than the mere holding of such Capital Security; or

(ii)
to, or to a third party on behalf of, a Holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such Holder proves that he is not entitled so to comply or to make such declaration or claim; or

(iii)
to, or to a third party on behalf of, a Holder that is a partnership, or a Holder that is not the sole beneficial owner of the Capital Security, or which holds the Capital Security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

(iv)
presented or surrendered for payment more than 30 days after the Relevant Date except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(v)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(vi)
in respect of any Capital Security presented or surrendered for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting or surrendering the relevant Capital Security to another Paying Agent in a member state of the European Union.

Save as provided under this Section 10.04, payments under the Capital Securities will be subject in all cases to any other applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which the Company or its Paying Agents agree to be subject and the Company will not be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the Holders in respect of such payments.

Whenever in this Capital Securities Indenture there is mentioned, in any context, the payment of the principal (and premium, if any) or interest, if any, on, or in respect of, any Capital Security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

In the event that any withholding or deduction for or on account of any taxes is required, at least 10 days prior to each date of payment of principal of or interest on the relevant series of Capital Securities, or any other period of time as agreed between the Company and the Trustee and the Paying Agent, if other than the Trustee, the Company will furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officer’s Certificate specifying the amount required to be withheld or deducted on such payments to such Holders, certifying that the Company shall pay such amounts required to be withheld to the appropriate Taxing Jurisdiction and certifying to the fact that the Additional Amounts will be payable and the amounts so payable to each Holder, and that the Company will pay to the Trustee or the Paying Agent the Additional Amounts required to be paid; provided that no such Officer’s Certificate will be required prior to any date of payment of principal of or interest on such Capital Securities if there has been no change with respect to the matters set forth in a prior Officer’s Certificate.  The Trustee and Paying Agent may rely on the fact that any Officer’s Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any taxes is required.

Section 10.05.  Corporate Existence.  Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 10.06.  Statement as to Compliance.  The Company will deliver to the Trustee, (i) within 120 days after the end of each fiscal year commencing in 2015; and (ii) within 5 Business Days of a written request from the Trustee, a certificate in compliance with Section 314(a)(4) of the Trust Indenture Act.

Section 10.07.  Original Issue Document.  The Company shall provide to the Trustee on a timely basis such information, if any, as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Capital Securities relating to any original issue discount for U.S. federal income tax purposes.

ARTICLE 11
Redemption Of Capital Securities

Section 11.01.  Applicability of Article.  Capital Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series) in accordance with this Article 11. Capital Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Applicable Regulations and Section 11.08 below.

Section 11.02.  Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Capital Securities shall be evidenced by a Board Resolution. The Company shall, at least 60 days prior to the Redemption Date fixed by the Company (except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series or unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Capital Securities of such series to be redeemed and, if applicable, the tenor of the Capital Securities to be redeemed. In the case of any redemption of Capital Securities of any series prior to the expiration of any provision restricting such redemption provided in the terms of such Capital Securities or elsewhere in this Capital Securities Indenture, the Company shall furnish the Trustee with respect to such Capital Securities with an Officer’s Certificate evidencing compliance with or waiver of such provision.

Section 11.03.  Selection by Trustee of Capital Securities to Be Redeemed.  If fewer than all the Capital Securities of any series are to be redeemed, the particular Capital Securities to be redeemed shall be selected not more than 60 days nor less than 30 days prior to the Redemption Date by the Trustee (except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series), from the Outstanding Capital Securities of such series not previously called for redemption, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Capital Securities of that series or any multiple thereof) of the principal amount of Capital Securities of such series of a denomination larger than the minimum authorized denomination for Capital Securities of that series, all in accordance with the rules and regulations of the applicable clearing system.

The Trustee shall promptly notify the Company in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Capital Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Capital Security which has been or is to be redeemed.

Section 11.04.  Notice of Redemption.  Except as otherwise specified pursuant to Section 3.01 for Capital Securities of any series, notice of redemption shall be given not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Capital Securities to be redeemed in the manner and to the extent provided in Section 1.06.

All notices of redemption shall state:

(a) the Redemption Date,

(b) the Redemption Price,

(c) if fewer than all the Outstanding Capital Securities of any series are to be redeemed, the principal amount of the Capital Securities to be redeemed,

(d) that, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Capital Securities to be redeemed, on the Redemption Date on the Redemption Date the Redemption Price, and, if applicable and any accrued but unpaid interest will become due and payable upon each such Capital Security to be redeemed and, if applicable, that interest thereon will cease to accrue on or after the said date,

(e) the place or places where such Capital Securities are to be surrendered for payment of the Redemption Price, and

(f) the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such Capital Securities.

Notice of redemption of Capital Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, and the Company shall deliver an Officer’s Certificate requesting that the Trustee give such notice and setting for the information to be stated in such notice no less than 10 Business Days prior to the date of the notice to Holders of Capital Securities (unless a shorter notice shall be satisfactory to the Trustee).

Section 11.05.  Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued but unpaid interest on, all the Capital Securities which are to be redeemed on that date.

Section 11.06.  Capital Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Capital Securities so to be redeemed shall, subject to any conditions contained in the indenture supplemental hereto establishing the terms of the Capital Securities of such series, on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Capital Securities shall cease to accrue interest. Upon surrender of any such Capital Security for redemption in accordance with said notice, such Capital Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to the Redemption Date; provided, however, that with respect to any Capital Securities, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the

Redemption Date, shall be payable to the Holders of such Capital Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Capital Securities and the provisions of Section 3.07.  Capital Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Capital Security called for redemption shall not be so paid upon surrender thereof for redemption, the Capital Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 11.07.  Capital Securities Redeemed in Part.  Any Capital Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, only in the case of Capital Securities, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Capital Security without service charge, a new Capital Security or Capital Securities of the same series of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Capital Security so surrendered.

Section 11.08.  Early Redemption – Relevant Regulator Consent. Capital Securities may only be redeemed by the Company as provided under Article 11 of this Capital Securities Indenture; provided that the Company has (a) received any Relevant Regulator Consent as may be required under the Applicable Regulations prior to the Company becoming committed to the proposed repayment, and (b) satisfied any other requirements of the Relevant Regulator with respect to Capital Securities of any series set forth pursuant to Section 3.01.

ARTICLE 12
Subordination of Capital Securities

Section 12.01.  Capital Securities Subordinate to Claims of Senior Creditors.

(a) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Capital Securities, the Company covenants and agrees, and each Holder of Capital Securities of each series, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 12, in the event of:

(i) an order being made, or an effective resolution being passed, for the winding-up of the Company (except, in any such case, a solvent winding-up solely for the purposes of a reorganisation,

reconstruction or amalgamation of the Company, the terms of which reorganisation, reconstruction, amalgamation do not provide that the Capital Securities shall thereby become redeemable or repayable in accordance with these Conditions); or

(ii) a Qualifying Administration,

the Holders will have a right against the Company in respect of or arising under (including any damages awarded for breach of any obligations under) the Capital Securities and the Capital Securities Indenture relating to them to claim for all amounts due to them in respect of the Capital Securities including the principal amount thereof (plus any premium) and, if applicable under the terms of any series of Capital Securities and any accrued but unpaid interest thereon.  Such rights and claims will be subordinated in the manner provided in this Section 12.01 to the claims of all Senior Creditors but shall rank at least pari passu with the claims of holders of other equally subordinated obligations of the Company and shall rank in priority to the claims of holders of all classes of ordinary share capital of the Company.

(b) The provisions of this Article 12 shall apply only to rights or claims payable under Section 12.01(a) or to amounts payable pursuant thereto and under any Capital Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee under this Capital Securities Indenture or otherwise, the first lien rights of the Trustee under Section 5.06 and 6.07 hereof, or the rights and remedies of the Trustee in respect thereof.

Section 12.02.  Provisions Solely to Define Relative Rights.  The provisions of this Article 12 are and are intended solely for the purpose of defining the relative rights of the Holders of the Capital Securities of each series on the one hand and the Senior Creditors on the other hand. Nothing contained in this Article or elsewhere in this Capital Securities Indenture or in such Capital Securities is intended to or shall (a) impair, as among the Company and the Holders of the Capital Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of such claims the principal of, premium, if any, and interest, if any, on such Capital Securities as and when the same shall become due and payable in accordance with their terms and this Capital Securities Indenture; or (b) affect the relative rights against the Company of the Holders of such Capital Securities; or (c) prevent the Trustee or the Holder of any Capital Securities of the series from exercising all remedies otherwise permitted by applicable law upon default under this Capital Securities Indenture, subject to the rights, if any, under this Article of the Senior Creditors to receive cash, property or securities otherwise payable or deliverable to the Trustee or such holder.

Section 12.03.  Trustee to Effectuate Subordination.  Each Holder of a Capital Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Capital Securities provided in this Article 12 and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.04.  No Waiver of Subordination Provisions.  No right of any present or future Senior Creditors to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such Senior Creditor or by any noncompliance by the Company with the terms, provisions and covenants of this Capital Securities Indenture, regardless of any knowledge thereof any such Senior Creditor may have or be otherwise charged with.

Section 12.05.  Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment when due to or by the Trustee in respect of the Capital Securities of a series. Notwithstanding the provisions of this Article or any other provisions of this Capital Securities Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment when due to or by the Trustee in respect of such Capital Securities unless and until the Trustee shall have received written notice thereof from the Company or a Senior Creditor or from any trustee therefor; and, prior to the receipt of any such written notice by a Responsible Officer of the Trustee, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days (or any other period of time as agreed between the Company and the Trustee) prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and any premium and interest, if any, on any Capital Security), then the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such three Business Day period.

The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a Senior Creditor or a trustee therefor, to establish that such notice has been given by a Senior Creditor, or a trustee therefor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a Senior Creditor to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of claims held by such Person, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.06.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Capital Securities of the series shall be entitled to rely upon (a) any order or decree entered by any court in Scotland (but not elsewhere) in which such winding-up of the Company or similar case or proceeding, including a proceeding for the suspension of payments under Scottish law, is pending, or (b) a certificate of the administrator of the Company (the “Liquidator”), assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of such Capital Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Creditors and other claims against the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12.

Section 12.07.  Trustee Not Fiduciary for Senior Creditors.  With respect to the Senior Creditors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Capital Securities Indenture, and no implied covenants or obligations with respect to the Senior Creditors shall be read into this Capital Securities Indenture against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the Senior Creditors and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Capital Securities of the series or to the Company or to any other Person cash, property or securities to which any Senior Creditors shall be entitled by virtue of this Article or otherwise.

Section 12.08.  Rights of Trustee as Senior Creditor; Preservation of Trustee’s Rights.  The Trustee in its individual or any other capacity shall be entitled to all the rights set forth in this Article with respect to any claims of Senior Creditors which may at any time be held by it, to the same extent as any other Senior Creditor, and nothing in this Capital Securities Indenture or the Trust Indenture Act shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.06 or Section 6.07.

Section 12.09.  Article Applicable to Paying Agents.  At all times when a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 12.08 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 12.10.  Exchanges Not Deemed Payment.  For the purposes of this Article 12 only, delivery of Ordinary Shares, Preference Shares, Exchange Securities or any other securities upon exchange of Capital Securities in accordance with Article 13, if applicable to a particular series of Capital Securities, shall not be deemed to constitute a payment or distribution on account of the principal of Capital Securities or on account of the purchase or other acquisition of Capital Securities. Nothing contained in this Article or elsewhere in this Capital Securities Indenture or in the Capital Securities is intended to or shall impair, as among the Company, its creditors and the Holders of the Capital Securities, the right, which if applicable to a particular series of Capital Securities is absolute and unconditional, of the Company to exchange the Capital Securities in accordance with Article 13.

ARTICLE 13
Optional Exchange of Capital Securities

Section 13.01.  Applicability of Article.  In addition to any mandatory conversion in any form (including contingent mandatory conversion) pursuant to Section 3.01 in respect of any series of Capital Securities, the Capital Securities of any series shall be convertible (conversion being referred to herein as “exchange”) on any Interest Payment Date as a whole or in part, at the option of the Company, if so specified pursuant to Section 3.01 for Capital Securities of any series and subject always to Section 13.12, on the basis of the principal amount of each Capital Security, into an equivalent amount in liquidation preference of Ordinary Shares or the series of Preference Shares, Exchange Securities or other securities specified pursuant to Section 3.01 and (except as otherwise specified as contemplated by Section 3.01 for Capital Securities of any series) in accordance with this Article 13.

Section 13.02.  Election to Exchange; Notice to Trustee.  An election of the Company to exchange Capital Securities shall be evidenced by an Officer’s Certificate furnished to the Trustee stating that the Company is entitled to effect such exchange and setting forth a statement of facts demonstrating the same.

Section 13.03.  Notice of Exchange.  Except as otherwise specified as contemplated by Section 3.01 for Capital Securities of any series, not less than 45 days nor more than 60 days prior to any date fixed for exchange of Capital Securities of a series (the “Exchange Date”), the Company shall notify the Trustee in writing of its election to exchange the Capital Securities of such series. The Trustee shall within 15 days after receipt of notice from the Company, but in no event less than 30 days nor more than 60 days prior to the Exchange Date, cause notice of such election to be (i) mailed to the Holder (if the address of such Holder is known to the Trustee) if the affected Capital Securities are in global form, or (ii) mailed to each Holder of registered Capital Securities of such series to be exchanged in accordance with Section 1.06.

All notices of exchange shall state:

(a) the Exchange Date;

(b) that on the Exchange Date, the Capital Securities to be exchanged will cease to exist for any purpose on or after such Exchange Date;

(c) if less than all the Outstanding Capital Securities of any series are to be exchanged, the identification of the particular Capital Securities to be exchanged, which Capital Securities shall be selected by the Trustee, from the Outstanding Capital Securities of such series not previously called for exchange, pro rata, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for exchange of portions (equal to the minimum authorized denomination for Capital Securities of that series or any multiple thereof) of the principal amount of Capital Securities of such series of a denomination larger than the minimum authorized denomination for Capital Securities of that series, all in accordance with the rules and regulations of the applicable clearing system;

(d) the place or places where such Capital Securities are to be surrendered for exchange; and

(e) the form in which the Company will issue the Ordinary Shares or Preference Shares (if not as a single share warrant to bearer delivered to the relevant ADR Depositary), Exchange Securities or any other securities.

Notice of any exchange of Capital Securities at the election of the Company shall be given by the Company or, pursuant to a Company Request by the Trustee, in the name of and at the expense of the Company.

Section 13.04.  Deposit of Interest.  Prior to any Exchange Date, the Company shall deposit with the Trustee an amount of money sufficient to pay accrued interest to the Exchange Date on all Capital Securities of such series.

Section 13.05.  Surrender of Capital Securities.  Any Capital Security which is to be exchanged shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 10.02 not less than 10 days prior to the Exchange Date (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee) accompanied by written notice specifying the Persons (a) in the case of Ordinary Shares or Preference Shares, to whom the Ordinary Shares ADRs or Preference Shares ADRs, as applicable, should be issued by the relevant ADR Depositary or, if the Company has notified the Trustee in accordance with Section 13.03 that it will issue Ordinary Shares or Preference Shares in definitive form, any direction the Holder may wish to make as referred to in Section 13.06 or (b) in the case of Exchange Securities or other securities, to whom such Exchange Securities or other securities are to be issued. The Trustee will inform the Company of all such notices and the Company will, if applicable, direct the relevant ADR Depositary accordingly under the terms of the relevant ADR Deposit Agreement. Capital Securities surrendered for exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for delivery by it to the Company or, if delivered to the Trustee, shall be delivered by it to the Company.

Section 13.06.  Issuance of Ordinary Shares, Preference Shares or Exchange Securities.  On the Exchange Date with respect to Global Securities of a series, and on or prior to the Exchange Date with respect to definitive Capital Securities of a series, in each case surrendered for exchange as provided in Section 13.05, the Company shall (a) in the case of Ordinary Shares or Preference Shares, unless the Company shall have notified the Trustee otherwise in accordance with Section 13.03, deliver or procure the delivery of a single share warrant to bearer to the relevant ADR Depositary representing all of the Ordinary Shares or Preference Shares, as applicable, in respect of which such Capital Securities are to be exchanged in accordance with the provisions of this Article 13 or (b) in the case of Exchange Securities or any other securities, deliver or procure the delivery of the Exchange Securities or other securities to the Trustee or to such other Person as may be specified pursuant to Section 3.01.

In the event that the Company shall have notified the Trustee in accordance with Section 13.03 that it will not deliver or procure the delivery of a single share warrant to bearer in exchange for the Capital Securities of a series surrendered for exchange as provided in Section 13.05, the Company shall, on or prior to the Exchange Date, with respect to definitive Capital Securities, deliver or procure the delivery of individual certificates representing the Ordinary Shares, the series of Preference Shares, or the rights to receive such Ordinary Shares or such series of Preference Shares, as the case may be, for which such Capital Securities are to be exchanged in accordance with the provisions of this Article 13, in the case of Ordinary Shares or Preference Shares, to and registered in the names of the Holders of such Capital Securities in definitive form as they appear on the Capital Security Register or, at the direction of such Holder, in the name of the relevant ADR Custodian for the account and benefit of the relevant ADR Depositary who will issue the relevant ADRs evidencing the relevant ADSs representing the Ordinary Shares or the Preference Shares, as applicable, to such Holder and, in the case of Ordinary Shares or Preference Shares in bearer form, to the bearer of the bearer Capital Security in definitive form or, at the direction of such bearer, to the relevant ADR Custodian for the account and benefit of the relevant ADR Depositary who will issue the relevant ADRs evidencing the relevant ADSs representing Ordinary Shares or Preference Shares, as applicable, to such Holder.

Any exchange pursuant to this Section 13.06 shall be deemed to have been made immediately prior to the close of business in New York on the Exchange Date.

Section 13.07.  Effect of Exchange.  Notice of exchange having been given as aforesaid, the Capital Securities so to be exchanged shall on the Exchange Date cease to exist for any purpose. Upon surrender of any such Capital Security for exchange in accordance with the said notice and this Article 13, unless otherwise specified pursuant to Section 3.01, accrued interest, if any, on such Capital Security to the Exchange Date shall be paid by the Company to the Holder surrendering such Capital Security. Such payment may be a condition to the exchange and no exchange shall occur unless such payments are made.

On and after the Exchange Date for Capital Securities of a particular series, each Capital Security of the series to be exchanged, until surrendered shall be deemed to evidence rights to receive Ordinary Shares, Preference Shares Exchange Securities or other securities, as the case may be, of the relevant series with a liquidation preference equivalent to the principal amount of such Capital Security. Until a Holder has surrendered such Capital Security upon such exchange, such Holder shall be entitled to receive dividends, payments or other distributions in respect of such Ordinary Shares, Preference Shares, Exchange Securities or other securities, if applicable, and shall have the same rights with respect to, and shall be deemed to be the Holder of, such Ordinary Shares, Preference Shares, Exchange Securities or other securities into which such Capital Security was exchanged as if it had so surrendered such Capital Security.

Section 13.08.  Validity of Preference Shares or Exchange Securities.  The Company will take all corporate and other action which may be necessary in order that it may validly and legally issue Ordinary Shares, Preference Shares, Exchange Securities or any other securities upon each exchange of the Outstanding Capital Securities. The Company covenants that the Ordinary Shares, Preference Shares, Exchange Securities or other securities will when issued upon such exchange be duly authorized and validly issued, fully paid and not subject to calls for further funds.

Section 13.09.  Legal and Regulatory Compliance.  Notwithstanding any provision of this Capital Securities Indenture to the contrary, the right of the Company to cause any exchange of Capital Securities of a series for Ordinary Shares, Preference Shares, Exchange Securities or other securities on any proposed Exchange Date shall be subject to the fulfilment of the following conditions with respect to such Capital Securities:

(a) as of such Exchange Date, unless otherwise specified pursuant to Section 3.01, there is no accrued but unpaid interest (including amounts paid on the Exchange Date);

(b) as of such Exchange Date, no Event of Default shall have occurred and be continuing with respect to the particular series of Capital Securities;

(c) as of such Exchange Date, there has not been, in any one instance or in the aggregate, an adverse effect on the rights, powers, privileges, validity or enforceability of the Ordinary Shares, Preference Shares, Exchange Securities or other securities, as applicable;

(d) the Preference Shares to be issued on such Exchange Date shall be duly authorized and reserved for issuance upon such exchange and, when issued upon such exchange, will be fully paid and not subject to calls for further funds;

(e) no consents, authorizations, approvals or exemptions, except in each case such as shall have been obtained, will be required prior to such Exchange Date for the issuance and delivery of the Ordinary Shares, Preference Shares, Exchange Securities or other securities to be issued upon such exchange;

(f) the issuance and delivery of the Ordinary Shares, Preference Shares, Exchange Securities or other securities to be issued on such Exchange Date shall not violate (x) the Articles of Association of the Company or (y) any law, rule or regulation applicable to the Company, including CRD IV;

(g) there shall not have occurred any change in law in Scotland or in the jurisdiction of the governing law of any Exchange Securities, or any amendment of the Articles of Association of the Company, prior to such Exchange Date, materially and adversely affecting the rights and privileges attached to the Ordinary Shares, Preference Shares, Exchange Securities or other securities (including, without limitation, the rights of the holders thereof in the event of a bankruptcy or other similar proceeding with respect to the Company) or such holders’ access to the courts of the United Kingdom and other applicable governmental authorities to enforce such rights.

Section 13.10.  Taxes and Charges.  The issuance or delivery of Ordinary Shares, Preference Shares, Exchange Securities or other securities upon exchange of Capital Securities pursuant to this Article 13 shall be made without charge to the exchanging Holder of Capital Securities for such Ordinary Shares, Preference Shares, Exchange Securities or other securities or for any tax or other governmental charge (other than income or capital gains taxes) in respect of the issuance or delivery of such Ordinary Shares, Preference Shares, Exchange Securities or other securities; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of (i) issuance or delivery of Ordinary Shares, Preference Shares, Exchange Securities or other securities to any Person who is or is a nominee or agent for a Person whose business is or includes the provision of clearance services within the meaning of Section 96 or Section 70 of the Finance Act 1986 or whose business is or includes issuing depositary receipts within the meaning of Section 93 or Section 67 of the Finance Act 1986, other than the ADR Depositaries or ADR Custodians, all such Persons (other than the ADR Depositaries and the ADR Custodians) being “Excepted Persons” or (ii) a transfer involved in the issuance and delivery of any such Ordinary Shares, Preference Shares, Exchange Securities or other securities to any Person other than any Holder (not being an Excepted Person) of the Capital Security to be exchanged, or in the case of Global Securities, the ADR Depositaries or the ADR Custodians, and the Company shall not be required to issue or deliver or procure the delivery of such Ordinary Shares, Preference Shares, Exchange Securities or other securities unless and until the Person requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid.

Section 13.11.  Trustee Not Liable.  The Trustee shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, Preference Shares, Exchange Securities or other securities which may be issued or delivered upon the exchange of any Capital Security pursuant to this Article 13, and makes no representation with respect thereto. The Trustee shall not be responsible for any failure of the Company to issue, transfer or deliver or procure the delivery of any Ordinary Shares, Preference Shares, Exchange Securities or other securities upon the surrender of any Capital Security for the purpose of exchange pursuant to this Article 13 or to comply with any of the covenants of the Company or conditions contained in this Article 13.

The Trustee shall not be responsible for determining whether any event contemplated by this Article 13 has occurred which makes the Capital Securities eligible for exchange unless and until the Company has delivered to the Trustee an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee may conclusively rely, and shall be protected fully.

The Trustee shall not at any time be under any duty or responsibility to any Holder to either calculate or determine the amount of Ordinary Shares, Preference Shares, Exchange Securities to be exchanged for Capital Securities and the Trustee shall be fully protected in relying upon an Officers’ Certificate with respect to the same.

Section 13.12.  Exchange – Relevant Regulator Consent. Capital Securities may only be exchanged by the Company as provided under this Article 13 provided that the Company has (a) received any Relevant Regulator Consent as may be required under the Applicable Regulations, and (b) satisfied any other requirements of the Relevant Regulator with respect to Capital Securities of any series set forth pursuant to Section 3.01.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Capital Securities Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Capital Securities Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

IN WITNESS WHEREOF, the Company and the Trustee have caused this Capital Securities Indenture to be duly executed as of the day and year first above written.

LLOYDS BANKING GROUP plc
By:	/s/ A. Magasiner
	Name:	A. Magasiner
	Title:	Authorised Attorney

By:	/s/ R. Shrimpton
	Name:	R. Shrimpton
	Title:	Authorised Attorney

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Beth Kleeh
	Name:	Beth Kleeh
	Title:	Vice President

ANNEX A

Power of Attorney executed as a deed on March 4, 2014